CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH PORTIONS ARE MARKED AS INDICATED WITH BRACKETS (“[***]”) BELOW

FDA Regulatory Services Agreement

This FDA Regulatory Services Agreement (this “Agreement”) is entered into as of this 25th day of November 2019, by and between Avail Vapor, LLC, a Virginia limited liability company (“Avail”), and Charlie’s Chalk Dust, a California Limited Liability Company (“Customer”). Avail and Customer are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties.” This Agreement becomes effective as of the date that Avail receives from Customer the Advance Payment (as hereinafter defined) (“Effective Date”).

Recitals:

A. Avail is a manufacturer of e-liquid products and provides regulatory analysis, strategy, and other consulting services in connection with regulation by the U.S. Food and Drug Administration (“FDA”) of certain e-liquid products and vapor devices (collectively, “Products”).

B. Customer is in the vapor products business.

C. Customer desires to engage Avail, and Avail desires to be engaged by Customer, to perform certain services in connection with certain analytical and strategic services, all as more particularly set forth herein.

Agreement:

Now, Therefore, the Parties hereby agree as follows:

1. Definitions. Words whose initial letters are capitalized are defined terms. When used in this Agreement, such terms shall have the meaning assigned to them in the context of this Agreement.

2. Engagement and Term. Customer hereby engages Avail, and Avail hereby agrees, upon the terms and subject to the conditions set forth herein, to provide to Customer the services described in Section 3. The term of this Agreement (“Term”) shall commence on the Effective Date and shall expire upon the completion of the Strategic Services, unless sooner terminated as provided in Section 5.1.

3. Strategic Services.

3.1 Scope of Services. During the Term, Avail shall provide to Customer one or more “Service Types” as designated on Schedule 1 to this Agreement (collectively, the “Strategic Services”).

3.2 Customer Information and Responses. Customer agrees to promptly and as soon as is commercially reasonable, deliver all information, documents, and data that Avail reasonably requests and to respond to each of Avail’s enquiries related to Avail’s performance of Strategic Services, and all such information shall be true and accurate to the best knowledge of Customer.

3.3 Acknowledgment Regarding Payment. Customer acknowledges and agrees that: (a) Avail shall have no obligation to commence any Strategic Services until Customer has paid the Advance Payment pursuant to Section 6.1(a); and (b) if Customer has engaged Avail to perform more than one “Service Type” as designated on Schedule 1, Avail shall have no obligation to commence any Strategic Services with respect to such additional “Service Type” until Customer has paid the applicable “Service Fee Subtotal” as indicated on Part 2 of Schedule 2 to this Agreement (the “Fee Schedule”).

4. Certain Understandings with Respect to the Strategic Services.

4.1 Performance of Services. Avail shall use commercially reasonable efforts in its performance of the Strategic Services. Customer acknowledges and agrees that: (a) Avail is authorized to subcontract with one or more vendors or contract research organizations (“CROs”) to perform certain aspects of the Strategic Services so long as a non-disclosure agreement (“NDA”) is in place to govern the handling of Customer’s confidential information that is at least equivalent to the NDA in place between Avail and Customer; (b) nothing in this Agreement shall in any way preclude Avail or Customer from engaging in any business activities or from performing services for its own account or for the account of others, including entities which may be in competition with Customer or Avail; and (c) the Strategic Services provided do not constitute, nor has Avail represented that the Strategic Services shall constitute, legal advice or legal services.

4.2 Time is of the Essence. Each Party acknowledges and agrees that time is of the essence with respect to its obligations hereunder, including Customer’s delivery of information, data, and documents to Avail, and Customer’s responses to Avail’s enquiries and requests, and that prompt and timely performance of all such obligations is strictly required. Customer will make best efforts in performing its obligations.

4.3 Assumption of Risk and No Guarantee of FDA Approval. Customer acknowledges and agrees that: (a) Avail’s provision of the Strategic Services may not result in Customer obtaining FDA approval of any premarket tobacco product application (“PMTA”) for any Product, and that Avail may not be able to obtain such approval; (b) Customer shall have the burden of selecting, in its sole discretion, which of its Product(s) it will submit PMTA’s for to the FDA; and (c) Products that may generate the highest revenue to Customer may be those that FDA might seek to remove from the marketplace. Customer acknowledges that Avail has disclaimed any guarantee that FDA will approve any PMTA and that Avail’s deliverable to Customer is a PMTA for each Product designated on Schedule 1 (whether a “Designated Flavor” or “Device”) following strategies outlined by Avail in the PMTA e-Liquids Roadmap, which is included as Attachment 1 to this Agreement. For purposes of this Agreement, “Flavor Family” means, with respect to any Designated Flavor, each nicotine strength designated in Schedule 1 by Customer for such particularly Designated Flavor.

5. Termination; Effect of Termination.

5.1 Termination. Notwithstanding anything in Section 2 to the contrary, Avail may terminate this Agreement if Customer: (a) fails to pay any amount when due under this Agreement and does not cure such breach within 10 business days; (b) is in material breach of any representation, warranty, or covenant of Customer under this Agreement and either the breach cannot be cured or, if the breach can be cured, Customer does not cure such breach within 10 business days after Customer’s receipt of written notice of such breach. Customer may terminate this Agreement in the event Avail: (a) fails to perform any or all of the Strategic Services contracted for, when due under this Agreement; (b) is in material breach of any representation, warranty, or covenant of Avail made under this Agreement and either the breach cannot be cured or, if the breach can be cured, Avail does not cure such breach within 10 business days after Avail’s receipt of written notice of such breach; or (c) has (i) made an assignment for the benefit of creditors, (ii) had substantially all of its assets placed in the control of a receiver or trustee, (iii) filed a voluntary petition for bankruptcy, or sought to effect a plan of liquidation or reorganization, or (iv) had bankruptcy proceedings brought against it by any party or (v) the purpose of this Agreement is frustrated for any reason including but not limited to government regulations which ban all or any types of flavors or products which are the subject of the Strategic Services contracted for.

Should Customer make the strategic decision to terminate this agreement prior to conclusion of the Strategic Services due to regulatory action by the FDA, such as a permanent US flavor ban, which renders the submission of a PMTA or PMTA’s for Customer’s products to be of negligible commercial value, the Parties agree that any amount due by Customer shall be resolved according to Section 5.2 of this Agreement.

5.2 Effect of Expiration or Termination. Upon the expiration of this Agreement pursuant to this Section 5, all accrued and unpaid amounts due under Section 6 shall become immediately due and payable to Avail, without further notice to Customer. Customer acknowledges and agrees that: (a) Avail shall not be liable to Customer for any damage of any kind (whether direct or indirect) incurred by Customer by reason of the expiration or earlier termination of this Agreement; and (b) Any Parties’ termination of this Agreement will not constitute a waiver of any of its rights, remedies, or defenses under this Agreement, at law, in equity, or otherwise.

Upon termination by Customer of this Agreement due to FDA action pursuant to Section 5.1, Customer shall only be liable to Avail for the following amounts:

(a) Avail will make all commercially reasonable efforts to cancel any CRO contracts related to Customer’s product(s), minimize any amounts due to the CRO upon cancellation, and recover as much as possible of any payments already made by Avail for such work to the CRO(s). Any amount of money provided by Customer to Avail related to CRO payments that was not already either paid to or committed to a CRO and any amounts recovered from CRO’s will be refunded to Customer.

(b) Customer will forfeit 50% of all amounts paid to Avail prior to cancellation that are not related to CRO expenses (“Avail’s fees”), to cover Avail’s work to-date and benefit of access to Avail’s IP on the Strategic Services.

(c) Avail will provide to Customer a line-item summary of the above termination amounts, either remaining to be paid by Customer due to non-cancelable CRO commitments related to Customer’s Strategic Services or refundable to Customer upon termination under this Section 5.2.

(d) Should Customer dispute the line-item summary, a mutually agreeable independent accounting firm will be employed at Customer expense to conduct an audit of the Strategic Services work done by Avail on behalf of the Customer. The accounting firm will be bound by a non-disclosure agreement related to Avail’s Confidential Information which prohibits it from disclosing Avail’s confidential information to Customer in its performance or reporting of the audit findings, but will have access to all files, contracts, invoices, etc. related to the Strategic Services for the performance of a project financial audit. Both Parties agrees to be bound by the outcome of the financial audit and to make any adjustments to the amount due to Customer upon early termination that are indicated by the outcome of the audit.

(e) Avail shall refund any amount due to Customer within 30 days of final agreement of the amount due. Notwithstanding anything else within this Section 5 of the Agreement to the contrary, under no circumstances shall the amount due to be refunded to Customer exceed 70% of the total amount paid by customer for the Strategic Services.

6.   COMPENSATION AND REIMBURSMENT

6.1 Fees for Services. As consideration payable to Avail for providing the Strategic Services, Customer shall pay to Avail, in the manner described in Section 6.4, the following amounts:

(a) The initial payment described on Part 1 of the Fee Schedule (the “Advance Payment”), due within seven (7) days after the Effective Date; and

(b) The applicable payments described on Part 2 of the Fee Schedule (each a “Service Payment”), due within seven (7) days after Customer receives an invoice for such Service Payment.

6.2 CRO Costs. The payments required under Section 6.1(b) are inclusive of any amounts incurred by Avail to engage any CRO in connection with the Strategic Services; provided, however, that in the event that the FDA notifies Avail that additional studies are required with respect to any Product (“Supplemental Studies, Avail shall notify Customer in writing of the scope of required work and corresponding cost and payment terms to Customer to complete such work, and upon receiving Customer’s pre-approval in writing, Avail will initiate the Supplemental Study with the understanding that Customer shall reimburse Avail for the agreed amounts (or such lesser amount as Avail may determine in its sole discretion) in connection with such Supplemental Studies (collectively, “Supplemental Costs”). Upon Avail’s completion of Supplemental Studies or at agreed progress points, Avail shall provide to Customer a statement describing the Supplemental Cost due in connection with the Supplemental Studies and an invoice, and Customer shall reimburse Avail for such invoice amount within seven (7) days after Customer receives such statement.

6.3 Master File Option. Customer shall have the option to obtain a limited license to reference certain agreed sections of Avail’s “tobacco product master file” (“Master File”) for the sole purpose of submission of one or more PMTAs, as more particularly described in Section 7.3. Avail shall determine the relevant sections for reference shall be determined based on the range of services Strategic Services. In the event that Customer exercises such option, Customer shall first pay to Avail, in the manner described in Section 6.4, the access fee described on Part 1 of the Fee Schedule (the “Master File Access Fee”). Customer acknowledges and agrees that Customer’s rights to the limited license described in Section 7.3 shall not commence until such time as Customer pays the Master File Access Fee.

6.4 Payment Terms; No Reduction in Amounts Due. Customer shall make all payments required pursuant to this Section 6 by wire transfer of immediately available funds to Avail’s account designated on Part 3 of the Fee Schedule. Customer acknowledges and agrees that Customer’s payment of any amount required under this Section 6 shall not result in any reduction to any other amount required pursuant to this Section 6.

7. Intellectual Property; Limited License; Confidentiality.

7.1 Intellectual Property; Ownership and Use.

(a) For purposes of this Agreement, “IP Rights” means any and all registered and unregistered rights granted, applied for, or otherwise now or hereafter in existence under or related to any patent, copyright, trademark, trade secret, database protection, or other intellectual property rights laws, and all similar or equivalent rights or forms of protection, in any part of the world.

(b) Customer acknowledges and agrees that, subject only to the limited license granted to Customer under Section 7.3 of this Agreement, Avail is and will remain the sole and exclusive owner of all right, title, and interest in and to: (i) the Strategic Services, including all strategies, procedures, and methodologies in connection therewith; (ii) the Master File and all information that Avail has prepared and published at FDA excluding any portions of the Master File and any information which are Customer IP; (iii) any information derived exclusively from any Avail owned e-liquid that is included in this Agreement, including any applicable Flavor Family, that is generated by Avail or by any CRO; (iv) the identity of any CRO retained by Avail and the nature of any testing methodologies used in connection with providing the Strategic Services; and (v) all Licensed Data (as hereinafter defined), including all IP Rights thereto (collectively, “Avail IP”).

(c) Avail acknowledges and agrees that Customer is the sole owner of all right, title, and interest in and to (i) each PMTA, if any, created for Customer in connection with the Strategic Services; (ii) all documentation, resources, data, results, reports and deliverables that (A) are created specifically for Customer pursuant to this Agreement and that do not and could not also relate to other PMTA’s for other customers or Avail, in which case Customer is granted non-exclusive ownership of this information, and that do not reveal the identity of any CRO, and if so, Avail shall provide a redacted version that removes such information but is unaltered in any other material respect or (B) that use, incorporate or rely on Customer’s Confidential Information; and (iii) information and documentation in any form regarding, or derived specifically and solely from, Customer’s Products (collectively, “Customer IP”).

7.2 Protection of Intellectual Property.

(a) Each Party acknowledges and agrees that neither Party shall, during the Term and thereafter: (i) acquire any ownership interest in any of the other Party’s IP Rights as described in Section 7.1; (ii) take any action that interferes with any of the other Party’s IP Rights as described in Section 7.1, including such other Party’s ownership or exercise thereof; (iii) challenge any right, title, or interest of the other Party in or to its IP Rights as described in Section 7.1; or (iv) make any claim or take any action adverse to the other Party’s ownership of its IP Rights as described in Section 7.1.

(b) Each Party shall, during the Term and thereafter: (i) use the other Party’s IP Rights only in accordance with this Agreement and any instructions of the Party owning such IP Rights; and (ii) safeguard the other Party’s IP (including, in the case of Avail, any Licensed Data), including all copies thereof, from infringement, misappropriation, theft, misuse, or unauthorized access.

7.3 Limited License.

(a) Avail hereby grants to Customer a non-exclusive, limited, non-transferable irrevocable right and license to use during the Term (or applicable part thereof) the following Avail IP: (i) the Master File, but only upon Customer’s payment to Avail of the Master File Access Fee described in Section 6.3; and (ii) testing reports that Avail may produce or obtain with respect to the Strategic Services (collectively, “Licensed Data”). Avail is providing the applicable Licensed Data “AS IS” and hereby disclaims all warranties, whether express or implied, and Avail specifically disclaims all implied warranties of merchantability, fitness for a particular purpose, title, and non-infringement, and all warranties arising from course of dealing, usage, or trade practice. Should there be a Customer breach of this Agreement that results in Avail terminating the Agreement, the license provided for in this Section 7.3(a) may be revoked by Avail with immediate effect upon written notification of Customer.

(b) Customer hereby grants to Avail a non-exclusive, limited, non-transferable revocable right and license to use during the Term the Customer IP for the sole purpose of performing the Strategic Services.

(c) Customer acknowledges and agrees that: (i) the Licensed Data (or applicable part thereof) is being licensed, not sold, to Customer by Avail, and that Customer shall not acquire under or in connection with this Agreement any ownership interest in the Licensed Data, or in any of Avail’s IP Rights; and (ii) Avail shall retain all of its rights to exploit, commercialize, and otherwise use the Master File for any other purpose, including licensing the Master File to others.

(d) Customer shall not market, assign, grant, or otherwise transfer to any third party the right to use or access any or all of the Licensed Data.

7.4 Use and Ownership of Confidential Information.

(a) In connection with this Agreement, each Party (“Discloser”) may disclose or make available to the other Party (“Receiver”) certain Confidential Information. “Confidential Information” means and includes: (i) information regarding Discloser’s business, goods and services, confidential information and materials comprising or relating to IP Rights, and other sensitive or proprietary information, whether such information is given orally or in written, electronic or other form, and whether or not marked, designated or otherwise identified as “confidential”; (ii) with respect to Customer, the Avail IP and all IP Rights related thereto; and (iii) with respect to Avail, the Customer IP and all IP Rights related thereto. Notwithstanding the foregoing, Confidential Information does not include information that: (a) Avail provides to FDA or to a CRO in performing Strategic Services under this Agreement; (b) is or becomes generally available to and known by the public other than as a result of, directly or indirectly, any breach of this Section 7 by Receiver or any of its representatives; (c) is or becomes available to Receiver on a non-confidential basis from a third-party source, provided that such third party is not and was not prohibited from disclosing such Confidential Information; (d) was known by or in the possession of Receiver prior to being disclosed by or on behalf of Discloser; (e) was or is independently developed by Receiver without reference to or use of, in whole or in part, any Confidential Information; or (f) is required to be disclosed under applicable law.

(b) Receiver may use the Confidential Information only as expressly permitted by the terms of this Agreement in exercising its rights or performing its obligations hereunder. Receiver may not disclose or permit access to Confidential Information other than to its representatives who (1) need to know such Confidential Information in order for Receiver to exercise its rights or perform its obligations hereunder, and (2) have been informed of the confidential nature of the Confidential Information and

Receiver’s obligations hereunder. Receiver shall safeguard the Confidential Information from unauthorized use, access, or disclosure using at least the degree of care it uses to protect its own Confidential Information and in no event less than a reasonable degree of care, and shall be responsible and liable for any of its representatives’ non-compliance with the terms of this Section 7. Notwithstanding anything to the contrary in this Section 6.4, Customer acknowledges and agrees that otherwise Confidential Information of Customer that Avail provides to FDA is not a disclosure for purposes of Section 6. Receiver acknowledges and agrees that this Agreement does not constitute any license or other conveyance of any rights (including any IP Rights) with respect to any of Discloser’s Confidential Information (except for the limited license created in Section 7.3) and that, as between the Parties, such Confidential Information is and shall remain the sole and exclusive property of Discloser. Receiver shall not, and shall cause its representatives not to, remove any copyright, confidentiality or proprietary rights notice attached to or included in any of Discloser’s Confidential Information and shall reproduce all such notices on any copies thereof. Receiver shall not, nor shall it allow its representatives to, take any action inconsistent with Discloser’s ownership in and to its Confidential Information.

(c)    Supply of e-liquid. To the extent any PMTA submitted by or on behalf of Customer in connection with the Strategic Services is for a Product that is manufactured by Avail, upon Customer’s request, the Parties shall negotiate in good faith the terms of a commercial supply agreement for Avail’s supply of e-liquid to Customer (a “Supply Agreement”). The Supply Agreement will provide that, for a period to be agreed as part of the Supply Agreement discussions, but in any case no less than five years after FDA approval (if any) of the applicable PMTA, (a) Avail shall not at any time sell the same product to a different customer at more favorable commercial terms (which is inclusive of unit price, freight, duties, packaging, supply duration, volumes, and payment terms) than those stated in the Supply Agreement with Charlie’s, (b) if Avail charges a different buyer better more favorable commercial terms for such e-liquid, Avail must immediately agree to modify the Supply Agreement to include the improved terms for the e-liquid to future purchases by Customer under the Supply Agreement, and (c) shall further be governed by the pricing terms shown in Schedule 2 Part 4 which have been agreed to by the Parties. This Section 7.4(c) shall not be construed to give Avail any ownership rights whatsoever in Charlie’s Mint Leaf, Fuji Apple Strawberry Nectarine, Head Bangin’ Boogie or Wonder Worm products (collectively, “Charlie’s Products”).

(d) Remedies. If either Party violates any of the provisions of this Section 7, the non-breaching Party, at its option, may: (a) seek any equitable or injunctive relief, without the requirement to post bond or other security, enjoining the breaching Party from continued violation of those provisions in addition to any other remedies that may be available to the non-breaching Party; or (b) seek damages for the violation of the provisions of this Section 7 or pursue any and all other rights and remedies that may be available at law, in equity or otherwise, all of which shall be cumulative and not mutually exclusive. Each Party acknowledges and agrees that any breach or threatened breach of this Section 7 will injure the other Party irreparably and that any remedy at law for any breach or threatened breach shall be inadequate.

8. Disclaimer; Limitation of Liability; Waiver and Release.

8.1 Disclaimer. Avail makes no representations or warranties, express or implied, in respect of the Strategic Services to be provided by Avail hereunder.

8.2 Limitation of Liability. Neither Avail nor any of its officers, directors, managers, members, employees, representatives and affiliates (each a “Related Party” and collectively, the “Related Parties”) shall be liable to Customer or any of its affiliates for any loss, claim, action, damage, liability, or expense (“Losses”) arising out of or in connection with the performance of any Strategic Services, unless such Loss shall be proven in a court of law to be the result directly from such person’s negligence, gross negligence, fraud, or willful misconduct.

8.3 Release of Claims. Customer hereby releases Avail and its successors and permitted assigns, and any Related Parties from any and all claims, dues and demands, proceedings, causes of action,

orders, fees and liabilities of any kind or nature, including by or before any governmental authority, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, choate or inchoate, fixed or contingent, both at law and in equity, which Customer now has against Avail, its successors and permitted assigns, or any Related Party on account of or arising out of any actual or alleged act, omission, transaction, practice, conduct, cause, event, or other matter.

9.    Referral fees . The Parties agree that Avail shall pay the Customer a fee (the “Referral Fee”) for any client that Customer refers to Avail and a.) who signs a contract with Avail for PMTA related consulting services to be submitted to the FDA, in whole or in part, prior to May 11, 2020, and b.) was not already in documented discussions with Avail for such services prior to the date of referral. This Referral Fee shall be $[***] per client that is referred to Avail prior to September 6, 2019, and $[***] for any client after September 6, 2019. The decision on if to agree to any PMTA contract with any referred client shall be entirely at Avail’s discretion. Furthermore, the Parties agree that Avail shall pay Customer a fee (the “Assistance Fee”) of $[***] per company that Avail is successful in contracting as a PMTA client that is not already the subject of a Referral Fee, but that Avail requests Customer’s assistance in writing to secure as a PMTA consulting services client. No Referral Fee shall be paid under this Section 9 for any PMTA consulting services contract if the contract value is less than $[***] per Flavor Family, calculated as total contract value divided by the number of Flavor Families included in the contract.

10.   Miscellaneous.

10.1 Interpretation. For all purposes of this Agreement, unless otherwise expressly provided or unless the context otherwise requires: (a) the singular form of nouns shall include the plural, and vice versa; (b) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words, “without limitation”; (c) the words “herein”, “hereto” and “hereby”, and other words of similar import, refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (d) section headings are for reference only and do not affect the interpretation of this Agreement.

10.2 Survival of Provisions. The provisions of Sections 6, 7, 8, and 9 shall survive the expiration or early termination of this Agreement.

10.3 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to its conflicts of law rules.

10.4 Relationship of Parties. Nothing contained herein shall create a contractual relationship between the Parties other than that of Avail being specifically commissioned as an independent contractor to perform the Strategic Services. It is further agreed that the specifically commissioned Strategic Services shall be deemed “work for hire” as that term is defined by Section 101 of the Copyright Act (title 17 of the U.S. Code). This Agreement shall not be deemed to make either Party in any way or for any purpose a partner, employer, or employee of the other Party.

10.5 Further Assurances. Upon a Party’s reasonable request, the other Party shall, at its sole cost and expense, execute and deliver all such further documents and instruments, and take all such further acts, necessary to give full effect to this Agreement.

10.6 Assignment; Successors and Assigns. Neither Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party, not to be unreasonably withheld; provided, however, that Avail may delegate any of its obligations, except the overall project management of the Strategic Services contracted here, to one or more qualified and capable vendors or CROs. Avail shall notify Customer in a timely manner and in writing of any and all delegations that are made to vendors or CRO’s. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

10.7 No Third-Party Beneficiaries. Except as otherwise provided in Sections 8.2, 8.3, and 9, this Agreement is for the benefit of the Parties and their respective successors and permitted assigns, and nothing herein, express or implied, confers on any other person any legal or equitable right, benefit, or remedy of any nature under or by reason of this Agreement.

10.8 Entire Agreement; Amendment. This Agreement and the Schedules referred to herein constitute the entire agreement of the Parties and supersede all prior or contemporaneous agreements, undertakings and understandings of the Parties in connection with the subject matter hereof. All Schedules are hereby incorporated herein by reference. This Agreement may be amended, modified, or superseded only by a written instrument signed by both Parties.

10.9 No Waiver. Neither Party shall be deemed to have waived compliance by the other Party of any provision of this Agreement unless such waiver is contained in a written instrument signed by the waiving Party and no waiver that may be given by a Party will be applicable except in the specific instance for which it is given. No course of dealing shall operate as a waiver or modification of any provision of this Agreement or otherwise prejudice such Party’s rights, powers and remedies.

10.10 Notices. To be effective, all notices and other communications required or agreed to be given under this Agreement shall be deemed delivered to the Parties (a) on the date of transmission by e-mail with confirmation from the recipient of the successful delivery of such transmission, (b) on the second day following the date of delivery to U.P.S. or FedEx, or (c) the third day following the date of deposit in the United States Mail, postage prepaid, or by certified mail, in each case, addressed as follows:

If to Avail:	Avail Vapor, LLC 820 Southlake Blvd. North Chesterfield, VA 23236 Attn: Russ Rogers E-mail: russr@availvapor.com	If to Customer:	Charlies Chalk Dust, LLC 1007 Brioso Drive Costa Mesa, CA 92627 Attn: Ryan Stump E-mail: ryan@charlieschalkdust.com
With copy to (which shall not constitute notice):	Bingham Greenebaum Doll LLP 3500 PNC Tower 101 South Fifth Street Louisville, KY 40202 Attn: Mark Loyd E-mail: mloyd@bgdlegal.com	With copy to (which shall not constitute notice):	Daman LLP 369 Lexington Ave, 3rd Floor New York, New York 10019 Attn: Phil Daman E-mail: Phillip.Daman@DamanLLP.com
10.11 Severability. If any provision of this Agreement is determined to be invalid or unenforceable, the remaining provisions shall nevertheless be binding with the same effect as though the invalid or unenforceable provision was deleted.

10.12 Waiver of Jury Trial. Except as otherwise provided in Section 7.5, if any dispute shall arise between the Parties as to their rights or liabilities under this Agreement, the dispute shall be exclusively determined, and the dispute shall be settled, by arbitration in accordance with the commercial rules of the American Arbitration Association (“AAA”). The arbitration shall be held in Chicago, Illinois, before a panel of three arbitrators, all of whom shall be chosen from a panel of arbitrators selected by the AAA. Each Party to the dispute shall select one arbitrator and the two arbitrators so selected shall select a third arbitrator. If the two arbitrators are unable to agree on the third arbitrator, the third arbitrator shall be selected by the AAA. The decision of the arbitrators shall be final and binding upon the Parties and judgment upon such award may be entered in any court of competent jurisdiction. The costs of the arbitrators and of the arbitration shall be borne equally between the Parties. The costs of each Party’s counsel and accountants, as well as any costs solely for their benefit, shall be borne separately by each Party. Each Party acknowledges that this provision constitutes a waiver of their right to commence a lawsuit in any jurisdiction with respect to the matters which are required to be settled by arbitration pursuant to this Section 10.12.

10.13 Counterparts. This Agreement may be executed in any number of counterparts, which shall constitute one and the same instrument when taken together. Any executed counterpart of this Agreement may be delivered by PDF or other electronic copy and, if so delivered, shall be deemed to be and enforceable to the same extent as an original.

 [Signatures Appear on the Following Page]

In Witness Whereof, the Parties have entered into this Agreement as of the date first written above.

Avail Vapor, LLC

By: /s/ Russ Rogers 11/20/2019
Russ Rogers, Chief Operating Officer

(“Avail”)

Charlie’s Chalk Dust, LLC

By: /s/ Ryan Stump 11/27/2019
Ryan Stump, Chief Operating Officer

("Customer")

Schedule 1

Strategic Services

For purposes of this Agreement, the term “Strategic Services” is inclusive of each “Service Type” denoted below

Service Type	Scope of Services	Designated Flavors	Nicotine Strengths
Analytical Services	[***]	[***]	[***]
Perception Services	[***]
Shared Services	[***]
Clinical Trials - Applies ONLY to THREE Charlie’s Flavors listed in the “Designated Flavors” column (coordinated with a device company to be identified by Avail)	[***]
Publishing & Submission Services	[***]

Schedule 2

Fee Schedule

Part 1 – Pricing Summary

Type	Amount, US$
PMTA	$[***]
Clinical Trials	$[***] [***]
Total Pricing: $ 4,440,000 (not including TPMF)

Part 2 – Service Fees

Type	Service Fee Subtotal, USD ($,000)	Payment Plan Schedule
Analytical Services Fee	$[***]
1. Payment#1 HPHC, Toxicology, Stability/Shelf Life and Perception/ Behavior schedules, approve purchase of standards, assays. Hire focus group people and initiate human factors work, create master project plan - $[***] on Nov27th, 2019
2. Payment#2 to secure Clinical site, build clinical protocols, hire people and establish study schedule. Start analytical work, shared access - $[***] on Dec 9th, 2019
3. Payment#3 to continue Analytical, P&B and Clinical studies, shared access - $[***] on Jan 20th, 2020
4. Payment#4 to complete Analytical testing, begin statistical compilation, initiate scientific review and initiate Publishing services - $[***] on Feb 16th, 2020
5. Payment#5 for final reporting of HPHC and Tox studies, Perception & Behavior services, continue publishing, shared access - $[***] on Mar 20th, 2020
6. Payment#6 for Clinical studies completion, medical reporting, begin report and initiate Clinical data integration - $[***] on April 20th , 2020
7. Payment to complete Publishing services, PMTA compilation, project management, ESG filing, add partial Stability/Shelf Life data - $[***] on May 8thth, 2020

Perception Services Fee	$[***]
Shared Services	$[***]
Clinical Trials - Applies ONLY to THREE Charlie’s Flavors listed in the “Designated Flavors” column (coordinated with a device company to be identified by Avail)	$[***]
Publishing & Submission Services Fee	$[***]

TOTAL (US$)$4,440K	$4,440K

Part 3 – Payment Instructions

Account Name:	[***]
Bank Name:	[***]
Account No.:	[***]
ABA No.:	[***]

Part 4 – Supply Agreement Pricing Terms

Product	Per 60ml Bottle	Per Gallon
[***]	$[***]	$[***]
[***]	$[***]	$[***]

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Starting prices won’t exceed the prices those in table above as year 2020 prices
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Prices shown do not include freight
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Prices shown are for any nicotine strength below 1.8
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Bottled liquid prices assume Charlies’ supplied bottles, boxes, and labels
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Bulk liquid price per gallon assumes packaged in 55-gallon food grade drum
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As the requested agreement might be as much as 10 years in length, annual price increase need to be considered, but will be capped to not exceed 4% in any 12 month period, however, should Avail incur a cost increase on any material for the Products greater than 15% cumulative in any 12-month period, the Parties will work to agree on temporary modified pricing until the increase situation is resolved. At that time, pricing will be reduced to the pre-increase level. Avail has the responsibility to mitigate all increases, and all increases will be justified by third-party documentation.

ATTACHMENT 1

E-LIQUIDS PMTA ROADMAP

ATTACHMENT 2

E-LIQUIDS CLINICAL ROADMAP

ATTACHMENT 3

PROFILES OF ACCREDITED CROS WITH TOBACCO / NICOTINE EXPERTISE